CONSENT OF INDEPENDENT AUDITORS





               We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated July 20, 2001, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2001.


/s/ S.R. Snodgrass, A.C.
------------------------
S.R. SNODGRASS, A.C.


Wexford, PA
September 24, 2001